Exhibit 10.2

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

SUBORDINATED SECURED PROMISSORY NOTE

August 5, 2016

FOR VALUE RECEIVED, the undersigned, HERON THERAPEUTICS, INC., a Delaware corporation (“Heron”), hereby unconditionally promises to pay to TANG CAPITAL PARTNERS, LP and its affiliates (the “Holder”), or its registered assigns, in U.S. dollars and in immediately available funds, the Total Principal Amount as set forth on the attached Schedule 1, as updated in accordance with the terms of this Subordinated Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms herein, this “Note”).

This Note is secured as provided in the Security Agreement. Reference is hereby made to the Security Agreement for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the Holder in respect thereof. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Security Agreement.

Section 1. Definitions. When used herein, the following terms shall have the following meanings:

“Business Day” means any day on which commercial banks are open for commercial banking business in New York, New York.

“Capital Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests or other ownership or profit interests in, or options, warrants or convertible securities representing the right to acquire such equity interests (regardless of how designated) of, a Person (other than an individual), whether voting or non-voting.

“Change of Control” means an event or series of events by which:

(a) (i) Heron merges or is consolidated with or into another Person, and (ii) the holders of the outstanding voting stock in Heron immediately prior to the transaction do not continue to hold at least a majority of the outstanding voting stock immediately after such transaction;

(b) any Person or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder), shall own, directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Heron;

(c) all or substantially all of the assets of Heron are disposed of in any one or more related transactions; or

(d) the stockholders of Heron adopt a plan or proposal for liquidation or dissolution of Heron.

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

“Closing Date” means the date of this Note.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, and each other agreement or instrument pursuant to or in connection with which Heron grants a security interest in any Collateral to the Holder or pursuant to which any such security interest in Collateral is perfected, each as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Event of Default” means any of the events described in Section 7.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Indebtedness” means: (1) all indebtedness for borrowed money; (2) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business); (3) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments; (4) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (5) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (6) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease; (7) all indebtedness referred to in clauses (1) through (6) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness; and (8) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (1) through (7) above.

“Interest Payment Date” means the last Business Day of each March, June, September and December.

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

“Legal Costs” means, with respect to any Person: (a) all fees and charges of any counsel, accountants, auditors, appraisers, consultants and other professionals to such Person; and (b) all court costs and similar legal expenses.

“Lien” means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person that secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, assets, business, properties or condition (financial or otherwise) of Heron; (b) a material impairment of the ability of Heron to perform in any material respect any of the Obligations; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Heron of any Note Document.

“Maturity Date” means August 5, 2018.

“Note Documents” means this Note, the Security Agreement and all other documents, certificates, instruments and agreements delivered in connection with the foregoing, all as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Obligations” means all liabilities, indebtedness and obligations (including interest accrued at the rate provided in the Note after the commencement of a bankruptcy proceeding whether or not a claim for such interest is allowed) of Heron under this Note, or Heron under any other Note Document or any Collateral Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“Paid in Full” means, with respect to any Obligations, the payment in full in cash and performance of all such Obligations.

“Permitted Indebtedness” means: (1) the Indebtedness evidenced by this Note; (2) Indebtedness incurred by Heron that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note; (3) Indebtedness existing on the Closing Date; (4) Purchase Money Indebtedness; (5) Indebtedness to trade creditors incurred in the ordinary course of business; (6) extensions, refinancings and renewals of any items of Permitted Indebtedness in clauses (3) and (4) hereof, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Company and such Indebtedness shall not be secured by any additional collateral; and (7) Indebtedness evidenced by the Senior Secured Convertible Notes Due 2021 issued pursuant to that certain Securities Purchase Agreement dated as of April 24, 2011 by and among Heron, the Holder and other lenders party thereto (the “Existing Notes”).

“Permitted Liens” means: (1) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (2) any statutory Lien arising in the ordinary course of

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

business by operation of law with respect to a liability that is not yet due or delinquent; (3) any Lien created by operation of law, such as materialmen’s Liens, mechanics’ Liens and other similar Liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings; (4) Liens securing the Obligations; (5) Liens on Purchase Money Indebtedness; (6) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (1) through (5) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase; (7) leases, subleases, licenses and sublicenses granted to others in the ordinary course of Heron’s business, not interfering in any material respect with the business of Heron; (8) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; (9) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 7.1; (10) Liens arising under that certain security agreement dated as of April 24, 2011 by and among Heron, the guarantors party thereto, and Tang Capital Partners, LP, as Agent (the “Senior Debt Collateral Agent”).

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including capital lease obligations as defined under GAAP), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof; provided, such Indebtedness shall not exceed $250,000 in the aggregate.

“SEC” means the United States Securities and Exchange Commission.

“Security Agreement” means the Security Agreement dated as of the Closing Date, executed by Heron, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Total Principal Amount” means, at any time, the outstanding principal amount due to Holder under this Note.

Section 2. Loans.

2.1 First Tranche. On the Closing Date, $50,000,000 will be advanced to Heron (the “First Tranche”).

2.2 Second Tranche. *** (the “Second Tranche Milestone”), upon 30 days’ prior written notice from Heron to the Holder at any time after Heron certifies to the Holder that the Second Tranche Milestone has been achieved, Holder shall advance an additional $50,000,000 to Heron (the “Second Tranche”); provided, however, that, in the event the First Tranche is prepaid in accordance with Section 3.2 prior to the funding of the Second Tranche, the Second Tranche will no longer be available.

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

2.3 Recordkeeping. The Holder is hereby authorized to record on Schedule 1 all loans and advances made by it to Heron under this Note (all of which shall be evidenced by this Note and secured by the Collateral hereunder), with such updated Schedule 1 constituting prima facie evidence of the accuracy of the information contained therein absent manifest error.

Section 3. Interest; Repayments.

3.1 Interest.

3.1.1 Interest Rate. Heron promises to pay interest on the Total Principal Amount at a rate equal to 8.0% per annum.

3.1.2 Interest Payments. Interest accrued on the Total Principal Amount during the period from the Closing Date until the Maturity Date shall accrue and be payable quarterly in cash on each Interest Payment Date, in arrears, and, to the extent not paid in advance, upon a prepayment in accordance with Section 3.2 and on the Maturity Date, in each such case, in cash. After the Maturity Date and at any time an Event of Default exists, all accrued interest shall be payable in cash on demand.

3.1.3 Computation of Interest. Interest on the Total Principal Amount shall be computed on the basis of a 360-day year comprised of twelve 30-day months. For partial months, interest shall be calculated on the number of days actually elapsed in a 30-day month.

3.2 Voluntary Prepayment. Heron may at any time terminate this Note and Heron’s liabilities hereunder without premium or penalty by paying to the Holder the full amount of all outstanding Obligations.

3.3 Payment Upon Maturity. The Total Principal Amount, any accrued but unpaid interest thereon and any other Obligations then outstanding, shall be Paid in Full on the Maturity Date.

3.4 Making of Payments. All payments in accordance with this Note, including all payments of fees and expenses, shall be made by Heron to the Holder without setoff, recoupment or counterclaim and in immediately available funds, in United States Dollars, by wire transfer to the account of the Holder specified by the Holder.

3.5 Payment Dates. If any payment of principal or interest, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

Section 4. Representations and Warranties.

Heron represents and warrants to the Holder that each of the following are and, after giving effect to this Note and the other Note Documents, will be true, correct and complete:

4.1 Organization. Heron is a corporation validly existing and in good standing under the laws of the State of Delaware and has all power and authority required for the

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted. Heron is qualified to do business, and is in good standing (as applicable), in every jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization. Heron is duly authorized to execute and deliver each Note Document, to borrow monies hereunder and grant the security interests pursuant to the Collateral Documents, and to perform its Obligations under each Note Document.

4.3 Validity; Binding Nature. The Note Documents are legal, valid and binding obligations of Heron, enforceable against Heron in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

Section 5. Affirmative Covenants.

Until all Obligations are Paid in Full, Heron agrees that, unless at any time the Holder shall otherwise expressly consent in writing, it will:

5.1 Information. Furnish to the Holder, promptly upon becoming aware of the occurrence of an Event of Default, written notice describing the same and the steps being taken by Heron with respect thereto.

5.2 SEC Filings. Timely file all periodic reports as and when required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act, provided that a periodic report filed within the permitted time period under Rule 12b-25 under the Exchange Act shall be deemed timely filed.

5.3 Maintenance of Corporate Existence. Maintain and preserve: (a) its existence and good standing in the jurisdiction of its organization; and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, except as would not reasonably be expected to have Material Adverse Effect.

5.4 Further Assurances. Promptly upon request by the Holder, take such additional actions as the Holder may reasonably require from time to time in order to: (i) subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests, whether now owned or hereafter acquired, covered or intended to be covered by any of the Collateral Documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby; and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm to the Holder the rights granted or now or hereafter intended to be granted to the Holder under any Note Document.

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

Section 6. Negative Covenants.

Until all Obligations are Paid in Full, Heron agrees that, unless at any time the Holder shall otherwise expressly consent in writing (such consent to be withheld in the Holder’s sole discretion):

6.1 Incurrence of Indebtedness. Heron shall not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

6.2 Existence of Liens. Heron shall not, directly or indirectly, allow or suffer to exist any Lien other than Permitted Liens.

6.3 Restricted Payments. Heron shall not directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness described in clause (2) of the definition of “Permitted Indebtedness”, whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

Section 7. Events of Default; Remedies.

7.1 Events of Default. Each of the following shall constitute an Event of Default under this Note:

7.1.1 Non-Payment of Note. (a) Any failure to pay to Holder the Total Principal Amount when due hereunder; or (b) any default not cured within three Business Days in the payment when due of any interest, fee, or other amount payable hereunder, including any payment in respect of any amount due under any other Note Document.

7.1.2 Bankruptcy Event. (a) Heron commences any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (b) there shall be commenced against Heron any case, proceeding or other action of a nature referred to in clause (a) above that (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed or undischarged for a period of 60 days; (c) there shall be commenced against Heron any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; (d) Heron shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or (e) Heron shall make a general assignment for the benefit of its creditors.

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

7.1.3 Non-Compliance with Note Documents. (a) Failure by Heron to comply with or to perform any covenant set forth in Sections 5.1, 5.3 and 6; or (b) failure by Heron to comply with or to perform any other provision of this Note or any other Note Document applicable to it (and not constituting an Event of Default under any other provision of this Section 7), and continuance of such failure described in this clause (b) for 10 days.

7.1.4 Representations; Warranties. Any representation or warranty made by or in respect of Heron herein or any other Note Document is breached or is false or misleading in any material respect (without duplication of any materiality qualifier contained therein), or any schedule, certificate, financial statement, report, notice or other writing furnished by or on behalf of Heron to the Holder in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

7.1.5 Cross-default. Failure by Heron to comply with or to perform any other provision of the Existing Notes.

7.1.6 Change of Control. The occurrence of a Change of Control.

7.2 Remedies. If any Event of Default shall occur, the Total Principal Amount and all other Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Holder may declare all or any part of the Total Principal Amount and other Obligations to be due and payable, whereupon the Total Principal Amount and other Obligations shall become immediately due and payable (in whole or in part, as applicable), all without presentment, demand, protest or notice of any kind. Any cash Collateral delivered hereunder shall be applied by the Holder to any remaining Obligations and any excess remaining after the Obligations shall have been Paid in Full shall be delivered to Heron or as a court of competent jurisdiction may elect.

Section 8. Perfection. Within 30 calendar days of the Closing Date, Heron shall execute and deliver all instruments and documents, and take all further action, that may be necessary or that Holder may reasonably request, in order to perfect and protect the security interests granted by any the Collateral Documents.

Section 9. Subordination. Notwithstanding any other provisions of this Note or the Security Agreement to the contrary, this Note is subject to the following terms and conditions, and by its acceptance of this Note, the Holder agrees as follows:

9.1 Payment Subordination. The Obligations under this Note are subordinate in right of payment to the payment in full, in immediately available funds, to the Existing Notes and all interest thereon, and all present and future liabilities, guarantees and other obligations of Heron in connection therewith. Following the occurrence of an event of default under the Existing Notes and without the prior written consent of the Senior Debt Collateral Agent, unless and until the Existing Notes have been indefeasibly paid in full, the Holder agrees not to do any of the following, directly or indirectly: (i) ask for, or accept, payment of all or any part of the

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

Obligations under this Note; (ii) demand, sue for, accelerate the maturity of, or otherwise enforce any of the Obligations under this Note; (iii) take, hold or claim any of the Collateral for any of the Obligations under this Note; or (iv) exercise any rights or remedies with respect to the Obligations under this Note.

9.2 Lien Subordination. The Holder hereby acknowledges, agrees, represents and warrants that until the Existing Notes have been paid in full, all Liens and security interests of the Holder in the Collateral (if any) shall be and hereby are subordinated for all purposes and in all respects to the Liens and security interests of the Existing Notes in the Collateral, regardless of the time, manner or order of perfection of any such Liens and security interests and regardless of any failure, whether intervening or continuing, of the Existing Notes’ Liens and security interests to be perfected.

9.3 For the avoidance of doubt, other than the Existing Notes, all Obligations under the Note and the Note Documents, shall be senior in right of payment to any other Indebtedness, and, in an Insolvency Proceeding (as defined in the Security Agreement) or Change of Control, no payment shall be made on any Indebtedness (other than on the Existing Notes), until the Obligations under the Note and the Note Documents have been Paid in Full.

Section 10. Miscellaneous.

10.1 Waiver; Amendments. No delay on the part of the Holder in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Note or any of the other Note Documents (or any subordination and intercreditor agreement or other subordination provisions relating to any other indebtedness) shall in any event be effective unless the same shall be in writing and approved by the Holder, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.2 Notices. All notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on the signature page hereto or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile or other electronic transmission shall be deemed to have been given when sent; notices sent to the Holder by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received.

10.3 Costs; Expenses. Heron agrees to pay within three Business Days of receipt of a reasonably detailed invoice all out-of-pocket costs and expenses (including Legal Costs) incurred by the Holder in connection with the collection of the Obligations and enforcement of this Note, the Security Agreement or any such other documents. All Obligations provided for in this Section 10.3 shall survive repayment and termination of this Note.

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

10.4 Marshaling; Payments Set Aside. The Holder shall be under no obligation to marshal any assets in favor of Heron or any other Person or against or in payment of any or all of the Obligations. To the extent that Heron makes a payment or payments to the Holder, or the Holder enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Holder in its discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, insolvency or similar proceeding, or otherwise, then to the extent of such recovery, the obligation hereunder or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

10.5 Captions. Captions used in this Note are for convenience only and shall not affect the construction of this Note.

10.6 Nature of Remedies. All Obligations of Heron and rights of the Holder expressed herein or in any other Note Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Holder, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10.7 Counterparts. This Note may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Note. Receipt by facsimile or electronic transmission (including PDF) of any executed signature page to this Note or any other Note Document shall constitute effective delivery of such signature page.

10.8 Severability. The illegality or unenforceability of any provision of this Note or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Note or any instrument or agreement required hereunder.

10.9 Entire Agreement. This Note, together with the other Note Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (including, without limitation, that certain Commitment Letter, dated August 1, 2016, by and between Heron and Holder) and any prior arrangements made with respect to the payment by Heron of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Holder.

10.10 Successors; Assigns. This Note shall be binding upon Heron, the Holder and their respective successors and assigns, and shall inure to the benefit of Heron, the Holder and its successors and assigns. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Note or the

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

Security Agreement. Heron may not assign or transfer any of its rights or Obligations under this Note without the prior written consent of the Holder; provided, however, the Holder may sell, transfer, or assign any or all of its rights and obligations hereunder to any affiliate of the Holder pursuant to assignment documentation reasonably acceptable to Holder and such assignee without consent of Heron. Such assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such assignee pursuant to such assignment documentation, shall have the rights and obligations of a Holder hereunder.

10.11 Waiver of Potential Conflicts of Interest. Each of the Holder and Heron acknowledge that Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) has represented and currently represents the Holder. In the course of such representation, Gibson Dunn may have come into possession of confidential information relating to the Holder. Each of the Holder and Heron acknowledges that Gibson Dunn is representing only Heron in this transaction and may not share the Holder’s confidential information; similarly, Gibson Dunn may not share Heron’s confidential information with the Holder. By executing this Note, each of the Holder and Heron hereby waive any actual or potential conflict of interest which has or may arise as a result of Gibson Dunn’s representation of such persons and entities, and represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

10.12 Governing Law. THIS NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

10.13 Forum Selection; Consent to Jurisdiction; Service of Process. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE HOLDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. HERON HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. HERON FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF DELAWARE. HERON HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

10.14 Waiver of Jury Trial. EACH OF HERON AND THE HOLDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE, ANY OTHER NOTE DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[Signature pages follow]

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

HERON THERAPEUTICS, INC.
a Delaware corporation,
as the Company

By:	/s/ David Szekeres
Name:	David Szekeres
Title:	SVP, General Counsel & Business Development

Address for Notices:
12707 High Bluff Drive, Suite 200
San Diego, CA 92130

Accepted and Agreed:

TANG CAPITAL PARTNERS, LP,
as the Holder

By:	/s/ Kevin Tang
Name:	Kevin Tang
Title:	Manager

Address for Notices:
4747 Executive Drive #518
San Diego, CA 92121

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

SCHEDULE 1

Date	Amount Borrowed	Balance Due
8/5/16	$50,000,000	$50,000,000

Total Principal Amount		$50,000,000